SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	001-34592	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 12, 2010, Entech Solar, Inc. (the “Company”) issued to The Quercus Trust (“Quercus”), effective as of June 10, 2010, a $500,000, ninety (90) day promissory note, bearing interest at a rate of 10% per year.  The Company entered into the promissory note and borrowed funds from Quercus in an effort to increase the Company’s access to capital while the Company seeks additional financing sources.  Under the terms of the promissory note, the Company is obligated to repay the principal amount and all accrued interest on the earlier of (i) September 8, 2010 or (ii) immediately upon the filing of any petition for bankruptcy or the insolvency of the Company.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Promissory Note which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Quercus is a family trust of which David Gelbaum is a trustee.  Mr. Gelbaum is the Chief Executive Officer of the Company and Chairman of its Board of Directors.  As of the date of the transaction described above, Quercus beneficially owned approximately 54.19% of the voting power of the Company’s outstanding securities.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit Number	Description of Exhibit

99.1	Promissory Note dated July 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Charles Michel
Chief Financial Officer

Dated: July 12, 2010

Exhibits.

Exhibit Number	Description of Exhibit

99.1	Promissory Note dated July 12, 2010.